May 12, 2016	ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX foley.com CLIENT/MATTER NUMBER 015611-0101

Concorde Funds, Inc. 1000 Three Lincoln Centre 5430 LBJ Freeway LB3 Dallas, Texas 75240-2650

Ladies and Gentlemen:
We have acted as counsel for Concorde Funds, Inc. (the “Corporation”) in connection with the preparation of a Registration Statement on Form N-14 relating to the issuance of Corporation shares of common stock at beneficial interest, $1.00 par value (such shares of beneficial interest being hereinafter referred to as the “Stock”), pursuant to the Plan of Acquisition and Liquidation (the “Plan of Acquisition and Liquidation”), by the Corporation, on behalf of the Concorde Value Fund and to the Concorde Wealth Management Trust, in the manner set forth in the Registration Statement on Form N-14 to which reference is made (the “Registration Statement”). In this connection we have examined: (a) the Registration Statement on Form N-14; (b) the Corporation’s charter documents, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; (d) the Plan of Acquisition and Liquidation and (e) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.
Based upon the foregoing, and assuming that (a) the Registration Statement and any amendments thereto are effective and comply with all applicable laws and (b) all shares of Stock are issued and sold in compliance with applicable federal and state securities laws and in the manger stated in the Plan of Acquisition and Liquidation and the Registration Statement (and any amendments thereto), we are of the opinion that the shares of Stock when sold as contemplated in the Registration Statement on Form N-14 will be legally issued, fully paid and nonassessable.
We hereby consent to the use of this opinion as an exhibit to the Form N-14 Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.
Very truly yours,

FOLEY & LARDNER LLP

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